Exhibit 10.1

STOCK PURCHASE AGREEMENT

By and Among

KAI CHENG TANG,

DEMAND POOLING, INC.

(formerly Accelerated Acquisitions V, Inc.),

and

THE HOLDERS OF SECURITIES OF DEMAND POOLING, INC.

LISTED ON SCHEDULE I HERETO

June 17, 2016

ANNEXES
Annex I - List of Stockholders
Annex II - List of Creditors

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of June 17, 2016, by and among Kai Cheng Tang, an individual resident of the State of California (the “Buyer”), Demand Pooling, Inc. (formerly Acceleration Acquisitions V, Inc.), a Delaware corporation (the “Company”), and each of the holders of outstanding shares of capital stock of the Company listed on Annex I hereto (the “Stockholders” or the “Sellers”). The Buyer, the Company and the Sellers are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, this Sellers own an aggregate of 27,880,045 issued and outstanding shares of common stock, par value $.0001 per share, of the Company (such common stock being referred to herein as the “Company Common Stock”), constituting 89.4% of the outstanding capital stock of the Company;

WHEREAS, the Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, at the Closing, an aggregate of 26,187,585 shares of Company Common Stock (collectively, the “Shares”), constituting 93.9% of the issued and outstanding shares of Company Common Stock owned by the Sellers and 84.0% of the outstanding capital stock of the Company, all upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Buyer desires to purchase from the Company, concurrently with the Closing hereunder, 68,812,415 newly-issued shares of Company Common Stock (the “New Issuance”) for a purchase price of $70,000 so that following the Closing the Buyer will own an aggregate of 95,000,000 shares of Company Common Stock constituting 95.0% of the then outstanding capital stock of the Company and the Sellers will own an aggregate of 1,692,460 shares of Company Common Stock constituting 1.69% of the then outstanding capital stock of the Company.

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

ARTICLE I.
PURCHASE AND SALE OF SHARES; CLOSING

1.1.  Purchase and Sale of Shares. Upon the terms and subject to the conditions set forth in this Agreement, each of the Sellers shall sell, transfer and deliver to the Buyer, free and clear of all liens and encumbrances, and the Buyer shall purchase from each of such Sellers, such number of Shares held by such Sellers set forth opposite their names on Annex I hereto.

1.2.  Purchase Price. The aggregate consideration for the purchase and sale of the Shares at Closing will be equal to $130,000 (the “Purchase Price”) payable in cash.

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1.3.  The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Schnader Harrison Segal & Lewis, LLP in New York, New York, on the date hereof (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the State of New York are required or authorized by applicable Law to close.

1.4.  Closing Deliveries and Payments.

(a)  Upon the terms and subject to the conditions set forth in this Agreement, the Buyer shall deliver, or cause to be delivered at the Closing, to each Seller an aggregate amount in cash equal to the portion of the Purchase Price set forth opposite the name of such Seller on Annex I hereto.

(b)  Each of the conditions set forth in Article VI shall have been satisfied by the Parties.

(c)  Upon the terms and subject to the conditions set forth in this Agreement, each Seller shall deliver or cause to be delivered at the Closing to the Buyer with respect to all Shares to be purchased by Buyer and sold by such Seller hereunder, certificates representing all of such Shares, in proper form for transfer to Buyer.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Sellers that the statements contained in this Article II are true and correct.

2.1.  Buyer. The Buyer is an individual resident of the State of California.

2.2.  Authorization of Transaction. The Buyer has all requisite power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

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2.3.  Non-contravention. Neither the execution and delivery by the Buyer of this Agreement nor the consummation by the Buyer of the transactions contemplated hereby will (a) require on the part of the Buyer any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer is a party or by which the Buyer is bound or to which any of his assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Buyer Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Buyer Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Buyer or (e) violate any federal, state, local, municipal, foreign, international, multinational, Governmental Entity or other constitution, law, statute, ordinance, principle of common law, rule, regulation, code, governmental determination, order, writ, injunction, decree, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S., including Tax and U.S. antitrust laws (collectively, “Laws”) applicable to the Buyer, or any of his properties or assets. For purposes of this Agreement: “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s and similar liens, (ii) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the person or entity and not material to the person or entity; and “Ordinary Course of Business” means the ordinary course of the entity’s business, consistent with past custom and practice (including with respect to frequency and amount).

2.4.  Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or, to the Buyer’s knowledge, threatened against the Buyer which (a) seeks either damages in excess of $375,000 in the aggregate, (b) if determined adversely to the Buyer, could have, individually or in the aggregate, a Buyer Material Adverse Effect or (c) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

2.5.  Brokers’ Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

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ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule provided by the Company to the Buyer on the date hereof (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III; and to the extent that it is clear from the context thereof that such disclosure also applies to any other numbered paragraph contained in this Article III, the disclosures in any numbered paragraph of the Company Disclosure Schedule shall qualify such other corresponding numbered paragraph in this Article III. For purposes of this Article III, the phrase “to the knowledge of the Company” or any phrase of similar import shall be deemed to refer to the actual knowledge of any officer or director of the Company as well as any other knowledge which such person would have possessed had such person made reasonable inquiry of appropriate officers, directors, key employees, accountants and attorneys of the Company with respect to the matter in question.

3.1.  Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Buyer complete and accurate copies of its articles of incorporation and bylaws. The Company is not in default under or in violation of any provision of its articles of incorporation, as amended to date, or its bylaws, as amended to date. For purposes of this Agreement, “Company Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise), or results of operations of the Company.

3.2.  Capitalization. As of immediately prior to the Closing and the New Issuance, the authorized capital stock of the Company will consist of 100,000,000 shares of Company Common Stock, of which 31,187,585 shares will be issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act of 1933, as amended (the “Securities Act”), or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. There are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. All of the issued and outstanding shares of Company Common Stock were issued in compliance with applicable federal and state securities laws.

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3.3.  Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the agreements contemplated hereby (collectively, the “Transaction Documentation”), and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Each of the documents included in the Transaction Documentation has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

3.4.  Noncontravention. Neither the execution and delivery by the Company of this Agreement or the Transaction Documentation, nor the consummation by the Company of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the articles of incorporation or bylaws of the Company, (b) require on the part of the Company any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of the Company’s assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any Laws applicable to the Company or any of its properties or assets.

3.5.  Subsidiaries.

(a)  The Company does not control directly or indirectly or have any direct or indirect participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association. The Company has no subsidiaries.

(b)  At all times from April 29, 2008 (inception) through the date of this Agreement, the business and operations of the Company have been conducted exclusively through the Company.

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3.6.  SEC Reports.

(a)  The Company has furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal years ended December 31, 2015, 2014 and 2013, as filed with the Securities and Exchange Commission (the “SEC”), which contained audited balance sheets of the Company as of December 31, 2015, 2014 and 2013, and the related statements of operations, stockholders’ deficiency and cash flows for the years then ended; (b) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016; and (c) all other reports filed by the Company under Section 13, subsections (a) or (c) of Section 14, or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC (such reports are collectively referred to herein as the “Company Reports”). The Company Reports constitute all of the documents required to be filed or furnished by the Company with the SEC, including under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act, through the date of this Agreement. The Company Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the Company Reports. Except as set forth on Section 3.6(a) of the Company Disclosure Schedule, as of their respective dates, the Company Reports, including any financial statements, schedules or exhibits included or incorporated by reference therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)  Except as set forth in the Company Reports, the Company has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Generally Accepted Accounting Principles (“GAAP”), (ii) that receipts and expenditures of the Company are being made only in accordance with authorizations of management and the Board of Directors of the Company, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements.

(c)  Except as set forth in the Company Reports, the Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. The Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Board of Directors of the Company (if any) and on Section 3.6(c) of the Company Disclosure Schedule (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

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(d)  Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”) with respect to the Company Reports, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company does not have outstanding (nor has it arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company. The Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.7.  Compliance with Laws. The Company:

(a)  and the conduct and operations of its business are in compliance with each Law applicable to the Company, or any of its properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(b)  has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

(c)  has not, and the past and present officers, directors and Affiliates of the Company have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(d)  has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any litigation;

(e)  has not, and the past and present officers, directors and Affiliates have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person;

(f)  does not and will not on the Closing, have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable (except as set forth in Section 3.10 of the Company Disclosure Schedule), and is not a party to any executory agreements; and

(g)  is not a “blank check company” as such term is defined by Rule 419 of the Securities Act or a shell company as defined in Rule 12b-2 of the Securities Act.

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3.8.  Financial Statements. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports (collectively, the “Company Financial Statements”) (i) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent in all material respects with the books and records of the Company.

3.9.  Absence of Certain Changes. Since the date of the balance sheet contained in the most recent Company Report, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect and (b) the Company has not taken any of the following actions:

(a)  issued or sold, or redeemed or repurchased, any stock or other securities of the Company or any warrants, options or other rights to acquire any such stock or other securities, or amended any of the terms of (including without limitation the vesting of) any such convertible securities or options or warrants;

(b)  split, combined or reclassified any shares of its capital stock; declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c)  created, incurred or assumed any indebtedness for borrowed money except in the Ordinary Course of Business or in connection with the transactions contemplated by this Agreement; assumed, guaranteed, endorsed or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or made any loans, advances or capital contributions to, or investments in, any other person or entity;

(d) entered into, adopted or amended any Employee Benefit Plan or any employment or severance agreement or arrangement or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increased in any manner the compensation or fringe benefits of, or materially modified the employment terms of, its directors, officers or employees, generally or individually, or paid any bonus or other benefit to its directors, officers or employees;

(e)  acquired, sold, leased, licensed or disposed of any assets or property (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

(f) mortgaged or pledged any of its property or assets, or subject any such property or assets to any Security Interest;

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(g)  discharged or satisfied any Security Interest or paid any obligation or liability other than in the Ordinary Course of Business, except as otherwise contemplated by this Agreement;

(h)  amended its charter, by-laws or other organizational documents;

(i)  changed in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j)  entered into, amended, terminated, taken or omitted to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

(k)  instituted or settled any Legal Proceeding; or

(l)  agreed in writing or otherwise to take any of the foregoing actions.

3.10.  Liabilities; Undisclosed Liabilities. The Company’s liabilities as of the date of this Agreement are listed in Section 3.10 of the Company Disclosure Schedule. For each liability, Section 3.10 of the Company Disclosure Schedule correctly sets forth the debtor, the contractual obligations governing the liability, the principal amount of the liability as of the date of this Agreement, the creditor, the maturity date, and the collateral, if any, securing the liability. The Company has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for liabilities shown on the balance sheet contained in the most recent Company Report and listed in Section 3.10 of the Company Disclosure Schedule.

3.11.  Tax Matters.

(a) The Company has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Company is not or has not ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company. The Company has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Company for tax periods through the date of the balance sheet contained in the most recent Company Report do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on such balance sheet. The Company does not have any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(b)  The Company has made available to the Buyer complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since April 29, 2008 (which was the date of the Company’s incorporation). No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

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(c)  The Company: (i) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (ii) has not made any payments, is not obligated to make any payments, or is not a party to any agreement that could obligate it to make any payments that may be treated as an “excess parachute payment” under Section 280G of the Code; (iii) has any actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local or foreign law), or as a transferee or successor, by contract or otherwise; or (iv) is not or has not been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(d)  None of the assets of the Company: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest of which is tax exempt under Section 103(a) of the Code.

(e)  The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

(f)  No state or federal “net operating loss” of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any “ownership change” within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

(g)  For purposes hereof, “Tax” or “Taxes” means (a) any and all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and (b) any liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another person’s taxes as a transferee or successor, by contractual obligation or otherwise and “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

3.12.  Real Property. The Company does not own, and did not previously own, any real property. The Company does not lease or sublease, and has not previously leased or subleased, any real property.

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3.13.  Contracts.

(a)  Section 3.13 of the Company Disclosure Schedule lists all of the agreements (written or oral) to which the Company is a party as of the date of this Agreement, including without limitation:

(i)  any agreement (or group of related agreements) for the lease of personal property from or to third parties;

(ii)  any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services;

(iii)  any agreement establishing a partnership or joint venture;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v)  any agreement that purports to limit in any material respect the right of the Company to engage in any line of business, or to compete with any person or operate in any geographical location;

(vi) any employment or consulting agreement;

(vii)  any agreement involving any current or former officer, director or stockholder of the Company or any Affiliate thereof;

(viii)  any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

(ix)  any agreement which contains any provisions requiring the Company to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(x)  any license agreement; and

(xi)  any agreement, other than as contemplated by this Agreement, relating to the sales of securities of the Company to which the Company s a party.

(b)  The Company has delivered or made available to the Company a complete and accurate copy of each agreement listed in Section 3.13 of the Company Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; and (ii) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such contract.

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3.14.  Litigation. Except as disclosed in Section 3.14 of the Company Disclosure Schedule, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Company’s knowledge, threatened against the Company or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

3.15.  Employees and Independent Contractors; Labor and Employee Relations.

(a)  Section 3.15 of the Company Disclosure Schedule contains a true and complete list, as of the date hereof, of (i) all of the employees (whether full-time, part-time or otherwise) of the Company, specifying their position, annual salary and each other form and amount of compensation to which they are entitled and noting whether they had written employment agreements or term sheets and (ii) the consultants and independent contractors of the Company specifying their fees and any other compensation to which each is entitled, and noting for each the function(s) he/she performed and whether there exists any written term sheet and/or description of the terms or conditions under which he/she performed services for the Company. The Company is not bound by any written employment contract, consulting agreement, termination or severance agreement, change of control agreement, staffing agreement or any other agreement respecting, in whole or in part, the terms and conditions of employment or payment of compensation, or of a consulting or independent contractor relationship in respect to any officer, employee, consultant or independent contractor (collectively, “Employment Agreement”), or agreement for services, and the Company has made available to the Buyer true, correct and complete copies of each such Employment Agreement or agreement for services. The Company has received no notice or order from any Governmental Entity, nor any claim from any current or former employees or independent contractors, suggesting that the Company has improperly classified as an independent contractor, or as an overtime-exempt employee, any Person named in Section 3.15 of the Company Disclosure Schedule, or who was employed by or performed services for it any time after January 1, 2010. The Company has made no written or oral commitments to any employee or independent contractor for continued employment, or for payment of severance or other compensation relating to the transactions contemplated hereby.

(b)  (i) The Company is not delinquent in payments to any of its employees or independent contractors for any wages or other direct compensation for any services performed for the Company to date or for any reimbursements owed; (ii) upon termination of the employment or engagement of any such Persons, neither the Company nor the Buyer will be liable to any of such Persons for severance pay, employee benefits of any kind, or any other similar payments; (iii) the Company has complied with all applicable Laws concerning or pertaining in any way to employment, including any Law governing or concerning labor or collective bargaining, employment, employment practices, terms and conditions of employment, termination of employment, equal employment opportunity, nondiscrimination, harassment, retaliation, reasonable accommodation, wages, hours, benefits, occupational safety and health, workers compensation, unemployment compensation, temporary workers, independent contractors (including the classification of individuals as employees or independent contractors), plant closings and layoffs, protection of employee data and personal information, and employment or payroll Taxes or contributions (collectively, “Employment Laws”), including FICA, FUTA and state unemployment, disability, workers’ compensation and similar state statutes, with respect to its current and former employees and independent contractors, and with any contracts fixing any terms and conditions of employment; (iv) there is no Legal Proceeding pending or threatened that involves or affects the Company relating to an alleged violation of any Employment Law, or for violating any common law right of any person; and (v) there is no action of any kind by any labor organization pending or threatened against, involving or affecting the Company, and nothing has occurred that could reasonably be expected to give rise to any such union activity. The Company is not bound by any collective bargaining agreement or similar agreement, nor is there pending or threatened, any attempt to be certified as a collective bargaining representative for any employees or independent contractors providing services to, the Company.

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(c)  Before the Closing Date, the Company shall terminate permanently the employment of all employees as well as the service relationships (including all underlying contracts) of all independent contractors identified in Section 3.15 of the Company Disclosure Schedule and shall make no representations concerning employment or retention in some other capacity by the Buyer. The Company shall provide all persons identified in Section 3.15 of the Company Disclosure Schedule with their final payment of wages or other compensation, including accrued vacation pay where applicable, before the Closing Date and shall, on a timely basis, provide terminated employees with any and all written and other notices required by law. To avoid any doubt, the Buyer and the Company intend that this Section relieve the Buyer from any obligations or liability to the persons listed in Section 3.15 of the Company Disclosure Schedule, and that sole responsibility and any potential liability for terminating the employment and/or service relationships of such persons rest solely with the Company.

(d) The Company is not, or has not been, a federal or state contractor or subcontractor on government contracts obligated to have an affirmative action plan.

3.16.  Employee Benefits. The Company does not maintain, sponsor or contribute to and in the past has not maintained, sponsored or contributed to any Employee Benefit Plan or multiemployer plan (as defined in Section 4001(a)(3) of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”)). For purposes hereof, the term “Employee Benefit Plan” means any plan, program, policy, arrangement or contractual obligation, whether or not reduced to writing and whether covering a single individual or a group of individuals, that is (a) a welfare plan within the meaning of Section 3(1) of ERISA, (b) a pension benefit plan within the meaning of Section 3(2) of ERISA, (c) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan or (d) any other deferred-compensation, retirement, severance, welfare-benefit, reimbursement, bonus, profit-sharing, incentive or fringe-benefit plan, program or arrangement.

3.17.  Environmental Matters.

(a) The Company has complied with all applicable Laws relating to (a) releases or threatened releases of any pollutant, petroleum, or any fraction thereof, contaminant or toxic or hazardous material (including toxic mold), substance or waste (collectively, “Hazardous Substances”), (b) pollution or protection of public health or the environment or worker safety or health or (c) the manufacture, handling, transport, use, treatment, storage or disposal of any Hazardous Substances (collectively, “Environmental Laws”). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company.

(b) The Company is not aware of any environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

3.18.  Certain Business Relationships with Affiliates. Except as set forth in Section 3.18 of the Company Disclosure Schedule, no Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company. Section 3.18 of the Company Disclosure Schedule describes any transactions involving the receipt or payment in excess of $1,000 in any fiscal year between the Company and any Affiliate thereof which have occurred or existed since the beginning of the time period covered by the Company Financial Statements.

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3.19.  Officers and Directors, etc. Section 3.19 of the Company Disclosure Schedule sets forth a list of (i) all officers and directors of the Company, (ii) all jurisdictions in which the Company is authorized to do business as a foreign corporation, (iii) the organizational identification number of the Company for the State of Delaware and the jurisdictions in which it is qualified to do business as well as the Company’s Federal employer identification number, (iv) all deposit or other accounts containing the name and address of each financial institution at which the Company maintains a deposit or other account, the account number of each such account and the name and contact information, including the address, telephone and fax number, for the Company’s account officer at each such financial institution, and (v) the name, address, telephone and fax number and other contact information for the stock transfer agent for the Company.

3.20.  Brokers’ Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.21.  Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed to the Buyer all material information relating to the business of the Company or the transactions contemplated by this Agreement.

3.22.  Interested Party Transactions. Except as set forth on Section 3.22 of the Company Disclosure schedule, to the knowledge of the Company, no officer, director or stockholder of the Company or any “Affiliate” (as such term is defined in Rule 12b-2 under the Exchange Act) or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such person currently has or has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company.

3.23.  Accountants. Partiz & Co. (the “Company Auditor”) is and has been throughout the periods covered by the financial statements of the Company for the most recently completed fiscal year and through the date hereof (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to the Company within the meaning of Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board. Schedule 3.23 of the Company Disclosure Schedule lists all non-audit services performed by Company Auditor for the Company. Except as set forth on Section 3.23 of the Company Disclosure Schedule, the report of the Company Auditor on the financial statements of the Company for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles, although it did express uncertainty as to the Company’s ability to continue as a going concern. During the Company’s most recent fiscal year and the subsequent interim periods, there were no disagreements with the Company Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred with respect to the Company Auditor.

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3.24.  Minute Books. The minute books and other similar records of the Company contain, in all material respects, complete and accurate records of all actions taken at any meetings of directors (or committees thereof) and stockholders or actions by written consent in lieu of the holding of any such meetings since the time of organization of the Company through the date of this Agreement. The Company has provided true and complete copies of all such minute books and other similar records to the Buyer’s representatives.

3.25.  Board Action. The Company’s Board of Directors has approved and adopted this Agreement by unanimous written consent in accordance with the provisions of the Delaware General Corporation Law.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller, severally, and not jointly, represents and warrants to the Buyer, solely as to such Seller, that the statements contained in this Article IV are true and correct.

4.1.  Seller. Such Seller is an individual resident of the State of Texas.

4.2.  Authorization of Transaction. Such Seller has all requisite power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by such Seller and constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

4.3.  Non-contravention. Neither the execution and delivery by such Seller of this Agreement nor the consummation by such Seller of the transactions contemplated hereby will (a) require on the part of such Seller any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which such Seller is a party or by which such Seller is bound or to which any of his assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Seller Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Seller Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest (as defined elsewhere herein) upon any assets of such Seller or (e) violate any Laws applicable to such Seller, or any of his properties or assets.

4.4.  Litigation. As of the date of this Agreement, there is no Legal Proceeding which is pending or, to such Seller’s knowledge, threatened against such Seller which (a) seeks either damages in excess of $25,000 individually or $100,000 in the aggregate, (b) if determined adversely to such Seller, could have, individually or in the aggregate, a Seller Material Adverse Effect or (c) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

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4.5.  Title. Such Seller is the record and beneficial owner of the outstanding Shares set forth opposite such Seller’s name on Annex I hereto, and such Seller has good and marketable title to such Shares, free and clear of all liens and encumbrances. Such Seller has full right, power and authority to transfer and deliver to Buyer valid title to the Shares held by such Seller free and clear of all liens and encumbrances other than as may be imposed on Buyer. Immediately following the closing, Buyer will be the record and beneficial owner of such Shares, and have good and marketable title to such Shares free and clear of all liens and encumbrances except as are imposed by Buyer. Except pursuant to this Agreement, there is no contractual obligation pursuant to which such Seller has, directly or indirectly, granted any option, warrant or other right to any Person to acquire any equity interests in the Company. Such Seller is not a party to, and is not subject to, any shareholders agreement, voting agreement, voting trust, proxy or other contractual obligation relating to the transfer of voting of such equity interests.

4.6.  Brokers’ Fees. Such Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE V.
COVENANTS

5.1.  Form 8-K. Promptly after the execution of this Agreement, the Buyer shall prepare a Current Report on Form 8-K relating to this Agreement and the transactions contemplated hereby (the “Form 8-K”). The Buyer shall use its Reasonable Best Efforts to cause the Form 8-K to be filed with the SEC within four Business Days of the execution and delivery of this Agreement and the closing of the transactions contemplated hereby and to otherwise comply with all requirements of applicable federal and state securities laws. Further, the Buyer shall prepare and file with the SEC an amendment to the Form 8-K within 71 calendar days after the filing of the Form 8-K if such Form 8-K did not include applicable financial information.

5.2.  Expenses. The costs and expenses of the Company, the Sellers and the Buyer (including reasonable legal fees and expenses of the Company, the Sellers and the Buyer) incurred in connection with this Agreement and the transactions contemplated hereby shall be payable at Closing by each such Party.

5.3.  Name Change. The Company shall take all necessary steps to enable it to change its corporate name to American National Properties Corporation or such other name as is agreeable to the Buyer as of the Closing Date.

5.4.  Company Board; Amendment of Charter Documents. The Company shall take such actions as are necessary (a) to authorize the Company’s Board of Directors to consist of three (3) members and (b) to amend its articles of incorporation to increase its authorized common stock from 100,000,000 to 250,000,000 shares and its bylaws in a manner satisfactory to the Buyer.

5.5.  Notes and Shareholder Advances. The Company shall take such actions as are necessary to obtain the forgiveness from the holders of the notes listed on Annex II or in Section 3.10 of the Company Disclosure Schedule and the shareholders who have made advances to the Company of all such debt and will provide written documentation of such actions to the Buyer on or prior to the Closing Date.

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5.6.  License Agreement. The Company shall take such actions as are necessary to terminate the license agreement with Demand Pooling Global Services, LLC dated April 15, 2010, as amended, effective as of the Closing Date and will provide written documentation of such actions to the Buyer on or prior to the Closing Date.

5.7.  Employees. The Company shall take the actions called for by Section 3.15(c) before the Closing Date and will provide written evidence of such actions to the Buyer on the Closing Date.

5.8.  Form 10-Q. The Buyer shall prepare a Quarterly Report on Form 10-Q relating to the quarter ended June 30, 2016 (the “Form 10-Q”). Mr. Aland shall use his Reasonable Best Efforts to assist in the preparation of the Form 10-Q and provide all information to the Company’s auditors and counsel to prepare and file the Form 10-Q with the SEC in a timely fashion and to assist the Company otherwise comply with all requirements of applicable federal and state securities laws for the quarter ended June 30, 2016.

ARTICLE VI.
CONDITIONS TO CLOSING

6.1.  Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions:

(a)  the Company shall have obtained (and shall have provided copies thereof to the Company) the written consents of all of the members of its Board of Directors to approve the execution, delivery and performance by the Company of this Agreement and the other Transaction Documentation to which it is a party, in form and substance satisfactory to the Buyer; and

(b)  the Company and the Buyer shall have entered into a Subscription Agreement with respect to the New Issuance which shall close concurrently with the Closing under this Agreement

6.2.  Conditions to Obligations of the Company and the Sellers. The obligation of the Company and the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Company and the Sellers) of the following additional conditions:

(a)  the Buyer shall have obtained (and shall have provided copies thereof to the Company and the Sellers) all waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, which are required on the part of the Buyer, except such waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Buyer Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement; and

(b)  no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect.

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6.3.  Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

(a)  the Company and the Sellers shall have obtained (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, which are required on the part of the Company and the Sellers, except for waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(b)  no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(c)  the Buyer shall have received a certificate of or other statement from Company’s transfer agent and registrar certifying that as of the Closing Date there are 31,187,585 shares of Company Common Stock issued and outstanding; and

(d)  the Company shall have delivered to the Buyer (i) evidence that the Company’s Board of Directors is authorized to consist of three (3) individuals, (ii) evidence of the resignations of all individuals who served as officers of the Company immediately prior to the Closing Date, which resignations shall be effective as of the Closing Date, (iii) evidence of the appointment of the following three (3) directors to serve following the Closing Date and compliance by the Company with the requirements of Section 14(f) of the Exchange Act: Kai Cheng Tang, Daniel L. Conrad and Philip S. Lanterman; and (iv) evidence of the appointment of such executive officers of the Company to serve immediately following the Closing Date as shall have been designated by the Company, including Kai Cheng Tang as Chief Executive Officer.

ARTICLE VII.
INDEMNIFICATION

7.1.  Indemnification by the Sellers. The Sellers (the “Indemnifying Stockholders”) shall, for a period commencing from the Closing Date and ending eighteen (18) months after the Closing Date, severally, not jointly, pro rata in such proportion as the number of Shares sold by each Indemnifying Stockholder pursuant to Section 1.1 bears to the total number of Shares sold by all Indemnifying Stockholders pursuant to Section 1.1, indemnify the Buyer in respect of, and hold him harmless against, any and all debts, obligations losses, liabilities, deficiencies, damages, fines, fees, penalties, interest obligations, expenses or costs (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise) (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) (collectively, “Damages”) incurred or suffered by the Buyer, the Company or any Affiliate thereof resulting from any misrepresentation, inaccuracy or breach of warranty by, or failure to perform any covenant or agreement of, the Company or the Sellers contained in this Agreement or the Company Certificate.

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7.2.  Survival of Representations and Warranties.

All representations and warranties contained in this Agreement or the Company Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of the Buyer or any knowledge acquired by the Buyer at any time and (b) shall expire on the date eighteen (18) months following the Closing Date.

7.3.  Limitations on Claims for Indemnification.

(a) (i) Notwithstanding anything to the contrary herein, the Buyer shall not be entitled to recover, or be indemnified for, Damages under this Article VII unless and until the aggregate of all such Damages paid or payable by the Indemnifying Stockholders collectively exceeds $100,000 (the “Damages Threshold”) and then, if such aggregate Damages Threshold is reached, the Company shall only be entitled to recover for Damages in excess of such Damages Threshold.

(ii)  Except with respect to claims based on fraud or willful misconduct, after the Closing, the rights of the Buyer under this Article VII shall be the exclusive remedy of the Buyer with respect to claims resulting from or relating to any misrepresentation or breach of warranty of or failure to perform any covenant or agreement by the Company or the Sellers contained in this Agreement.

(iii)  Notwithstanding anything in this Agreement to the contrary, except with respect to any fraud or willful misconduct by the Company or the Sellers in connection with this Agreement, the Buyer’s sole and exclusive right to collect any Damages with respect to claims resulting from or relating to any misrepresentation or breach of warranty of or failure to perform any covenant or agreement by the Company or the Sellers contained in this Agreement shall be pursuant to the transfer of an aggregate of 1,692,460 shares of Common Stock owned by such Indemnifying Stockholders as of the Closing Date to the Buyer.

(b)  No Indemnifying Stockholder shall have any right of contribution against the Company with respect to any breach by the Company of any of its representations, warranties, covenants or agreements. The amount of Damages recoverable by the Buyer under this Article VII with respect to an indemnity claim shall be reduced by any proceeds received by the Buyer with respect to the Damages to which such indemnity claim relates, from an insurance carrier.

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ARTICLE VIII.
DEFINITIONS

For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term	Section
Affiliate	3.22
Agreement	Introduction
Business Day	1.3
Buyer	Introduction
Closing	1.3
Closing Date	1.3
Code	3.11(c)
Company	Introduction
Company Auditor	3.22
Company Common Stock	Introduction
Company Disclosure Schedule	Article III
Company Financial Statements	3.8
Company Material Adverse Effect	3.1
Company Reports	3.6(a)
Damages	7.1
Damages Threshold	7.3(a)
Employee Benefit Plan	3.16
Employment Agreement	3.15(a)
Employment Laws	3.15(b)
Environmental Laws	3.17(a)
ERISA	3.16
Exchange Act	3.6(a)
Form 8-K	5.3
GAAP	3.6(b)
Governmental Entity	2.3
Hazardous Substances	3.17(a)
Indemnifying Stockholders	7.1
Laws	2.3
Legal Proceeding	2.4
New Issuance	Introduction
Ordinary Course of Business	2.3
Party/Parties	Introduction
Purchase Price	1.2
Reasonable Best Efforts	5.1
Sarbanes-Oxley Act	3.6(d)
SEC	3.6(a)
Securities Act	3.2
Security Interest	2.3
Sellers	Introduction
Shares	Introduction
Stockholders	Introduction
Tax Returns	3.11(g)
Taxes	3.11(g)
Transaction Documentation	3.3

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ARTICLE IX.
MISCELLANEOUS

9.1.  Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

9.2.  No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

9.3.  Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or (other than as set forth in the Transaction Documentation) contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

9.4.  Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Buyer may assign his rights, interests and obligations hereunder to an entity wholly-owned by Buyer.

9.5.  Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

9.6.  Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7.  Notices. All notices, consents, waivers, and other communications which are required or permitted under this Agreement shall be in writing will be deemed given to a party (a) on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a Business Day, or the next Business Day after the date of transmission, if such notice or communication is delivered on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Business Day; (c) the date received or rejected by the addressee, if sent by certified mail, return receipt requested; or (d) seven days after the placement of the notice into the mails (first class postage prepaid), to the party at the address, facsimile number, or e-mail address furnished by the such party,

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If to the Buyer:	Mr. Kai Cheng Tang
68 Dorado Terrace
San Francisco, CA 94112
E-mail: kai_tang@aol.com

If to the Company or the Sellers:	Demand Pooling, Inc.
12720 Hillcrest Road, Suite 750
Dallas, TX 75230
Attn: Richard Aland
E-mail: raland@depo.org

Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

9.8.  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

9.9.  Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing Date. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.10.  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

9.11.  Submission to Jurisdiction. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in the County of New Castle, in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.7. Nothing in this Section 9.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

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9.12.  WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

9.13.  Construction.

(a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b)  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first above written.

COMPANY:

DEMAND POOLING, INC.

By:      /s/ Richard K. Aland

Name: Richard K. Aland

Title:   CEO

SELLERS:

/s/ Donald Kelly
Donald Kelly

/s/ Richard K. Aland
Richard K. Aland

BUYER:

/s/ Kai Cheng Tang
Kai Cheng Tang

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ANNEX I

List of Stockholders

Stockholder	Number of Shares Sold	Purchase Price
Donald Kelly	3,877,585 (14.81%)	$19,253.00
Richard K. Aland	22,310,000 (85.19%)	$110,747.00